EXECUTION COPY

TERMINATION AND RELEASE AGREEMENT dated as of May 28, 2008 (this “Agreement”), by and among CARRIZO OIL & GAS, INC., a Texas corporation (the “Borrower” and, together with the Guarantors under or in respect of the Existing Credit Agreement referred to below, the “Loan Parties”) and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent and, together with the Administrative Agent, the “Agents”) for the Lenders party to the Existing Credit Agreement referred to below.

A.           Reference is made to (a) the Second Lien Credit Agreement dated as of July 21, 2005 and amended as of December 19, 2006 (as further amended, supplemented or otherwise modified from time to time prior to the date hereof) (the “Existing Credit Agreement”), among the Borrower, CCBM, Inc., the lenders from time to time party thereto (the “Lenders”) and the agents thereunder and (b) the agreements that were executed in connection with and in furtherance of the Existing Credit Agreement including, but not limited to, the agreements set forth on Schedule I hereto (together with the Existing Credit Agreement, the “Loan Agreements”).  Terms used but not defined in this Agreement shall have the meanings assigned thereto in the Existing Credit Agreement or the other Loan Agreements, as applicable.

B.           The Borrower has advised the Administrative Agent and the Lenders that it intends to repay all amounts, if any, outstanding under the Existing Credit Agreement and has requested that (a) the Administrative Agent provide the Borrower with appropriate pay-off figures for the principal, interest, fees and other amounts owed by the Borrower to the Administrative Agent and the Lenders under the Existing Credit Agreement and (b) subject to the terms of this Agreement, to release and terminate all security interests and Liens that the Loan Parties have granted to the Collateral Agent, for its benefit and for the benefit of the Secured Parties, pursuant to the Loan Agreements.

C.           Subject to the terms of this Agreement, each Agent, on behalf of itself and the Secured Parties, has agreed to (a) terminate the Loan Agreements and all Liens created thereunder in favor of the Collateral Agent, for its benefit and for the benefit of the Secured Parties, and (b) release all right, title and interest in and to the properties and rights of the Loan Parties granted, pledged, mortgaged, conveyed or otherwise transferred to the Collateral Agent, for its benefit and for the benefit of the Secured Parties, under the Loan Agreements as collateral to secure the Obligations of the Loan Parties under the Loan Agreements (such properties and rights referred to as the “Collateral”).

D.           Subject to the terms of this Agreement, the Collateral Agent, on behalf of itself and the Secured Parties, has agreed that it will execute the relevant

Release Documents (as defined below), together with such additional documents as may be reasonably necessary or desirable to effect such release.

Accordingly, the Borrower and each Agent, on behalf of itself and the Secured Parties, hereby agree as follows:

SECTION 1. Release of Liens; Payment.  The Agents hereby agree that upon the Administrative Agent’s confirmation (the “Confirmation”) of the payment in full in immediately available funds pursuant to a transfer by Federal wire to the Administrative Agent’s account set forth below of $223,680,433.96 (and as may be adjusted by the Per Diem Amount (as defined below), the “Payoff Amount”), representing all amounts owing under the Loan Agreements as of 12:00 noon (New York City time) on May 28, 2008, including, without limitation, any and all amounts of principal, interest to date, fees, penalties, if any, costs of counsel and indemnity amounts (all as set forth in detail on Schedule II hereto) (other than possible breakage costs which may be invoiced at a later date (the “Excluded Breakage Costs”) and expense reimbursement and contingent indemnity obligations which by the terms of the Loan Agreements expressly survive (together with the Excluded Breakage Costs, the “Excluded Amounts”)), (i) all of the right, title and interest (including, without limitation, security interests) of the Collateral Agent and the Secured Parties in and to all of the Collateral in which the Loan Parties granted the Collateral Agent, for its benefit and for the benefit of the Secured Parties, a security interest pursuant to the Loan Agreements shall automatically be released and terminated and (ii) the Collateral Agent shall promptly deliver to the Borrower (or its designee) all of the tangible Collateral in its possession.

The Administrative Agent’s account number for purposes of receiving the Payoff Amount pursuant to this Section 1 is:

Bank Name:                                           Bank of New York
ABA No.                                      021000018
Account Name:                                      CS Agency Cayman Account
Account No.:                                         8900492627

The Payoff Amount has been calculated assuming payment on May 28, 2008 (the “Payoff Date”).  If the Payoff Amount is not paid to the Administrative Agent as provided above by 5:00 p.m. (New York City time) on the Payoff Date, the Payoff Amount shall be recalculated to reflect changes thereto, including additional interest in the amount of $45,491.93 (the “Per Diem Amount”) per day for each day after the Payoff Date, and the Borrower further agrees to pay any and all reasonable legal fees and expenses incurred by counsel to the Agents in connection with this Agreement and the termination of the Loan Agreements, including those amounts which may be billed after the Payoff Date.

SECTION 2. Delivery and Release of Collateral.  Upon the Confirmation, (a) this Agreement shall constitute each Agent’s signed or otherwise authenticated authorization for the Borrower (or its designee) to file Uniform Commercial Code termination statements for any Uniform Commercial Code filings filed by the Collateral Agent against the Loan Parties (including, without limitation, the filings listed on Schedule III hereto), and (b) the following documents (the “Release Documents”) shall be promptly executed and/or delivered to the Borrower (or its designee), without recourse to or warranty by any Agent or any Secured Party:

(a)	releases of each of the mortgages and deeds of trust granted to the Collateral Agent, for its benefit and for the benefit of the Secured Parties, by any Loan Party; and

(b)
releases and/or terminations of the security interests held by the Collateral Agent, for its benefit and for the benefit of the Secured Parties, in the patents, trademarks and copyrights of any Loan Party.

SECTION 3. Termination of Loan Agreements; Reinstatement.  Upon the Confirmation, the parties hereto hereby terminate the Loan Agreements and release all right, title and interest in and to the properties and rights of the Loan Parties granted, pledged, mortgaged, conveyed or otherwise transferred to the Collateral Agent.  The Borrower and each of the other Loan Parties acknowledge and agree that the obligations and liabilities of the Loan Parties under the Loan Agreements shall be reinstated with full force and effect if, at any time on or after the Payoff Date, all or any portion of the Payoff Amount paid to the Administrative Agent or any Lender is voided or rescinded or must otherwise be returned by the Administrative Agent or any Lender to the Borrower or any other Loan Party upon the Borrower’s or any other Loan Party’s insolvency, bankruptcy or reorganization or otherwise, all as though such payment had not been made.  In addition, nothing contained in this Agreement shall terminate or otherwise impair the Borrower’s obligations in respect of the Excluded Amounts.  The execution and/or delivery of any agreements or documents by any Agent, including this Agreement, shall be without recourse to or warranty by any Agent or any Secured Party.

SECTION 4. Further Assurances.  Each party hereto agrees, upon the reasonable request of any other party hereto, at any time and from time to time, promptly to execute and deliver all such further documents (including, without limitation, lien releases, Uniform Commercial Code termination statements and reconveyancing documents), and to promptly take or forbear from all such action as may be reasonably necessary or appropriate in order more effectively to confirm or carry out the provisions of this Agreement.

SECTION 5. Amendment.  This Agreement may not be amended or any provision hereof waived or modified except in writing signed by each of the parties hereto.

SECTION 6. Successors and Assigns.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 7. Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 8. Execution of Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, the undersigned have executed this Termination and Release Agreement as of the date first written above.

BORROWER

CARRIZO OIL & GAS, INC.,

By:	/s/ Paul F. Boling
Name Paul F. Boling
Title Vice President & Chief Financial Officer

AGENTS

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent,

By:	/s/James Moran
Name James Moran
Title Managing Director

By:	/s/Nupur Kumar
Name Nupur Kumar
Title Associate

SCHEDULE I
TO TERMINATION AND
RELEASE AGREEMENT

Loan Agreements

1. Second Lien Credit Agreement dated as of July 21, 2005 and amended as of December 19, 2006 (as further amended, supplemented or otherwise modified from time to time prior to the date hereof), among the Borrower, CCBM, Inc., the lenders from time to time party thereto and Credit Suisse, as administrative agent and as collateral agent.

2. Second Lien Stock Pledge and Security Agreement dated as of July 21, 2005 (as amended, supplemented or otherwise modified from time to time) by and between Carrizo Oil & Gas, Inc. and Credit Suisse, as collateral agent.

3. Second Lien Commercial Guarantee made and entered into as of July 21, 2005 by CCBM, Inc. in favor of Credit Suisse, as administrative agent and as collateral agent.

4. Second Lien Commercial Guarantee made and entered into as of July 19, 2006 by CLLR, Inc. in favor of Credit Suisse, as administrative agent and as collateral agent.

5. Second Lien Commercial Guarantee made and entered into as of July 21, 2005 between Hondo Pipeline, Inc. in favor of Credit Suisse, as administrative agent and as collateral agent.

6. Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement effective as of July 21, 2005 (as amended, supplemented or otherwise modified from time to time) from Carrizo Oil & Gas, Inc., as mortgagor, to Dale D. Smith, trustee, and Credit Suisse, as collateral agent.

7. Mortgage, Collateral Assignment, Security Agreement and Financing Statement effective as of July 21, 2005 (as amended, supplemented or otherwise modified from time to time) between Carrizo Oil & Gas and Credit Suisse, as collateral agent.

SCHEDULE II
TO TERMINATION AND
RELEASE AGREEMENT

Payoff Amount in Detail

Principal Balance	Amount
Term Loans	$219,937,500.00
Principal Balance Subtotal	$219,937,500.00

Accrued Interest	Amount
Accrued Interest Loans	$2,638,532.15
Accrued Interest Subtotal	$2,638,532.15

Fees	Amount
Prepayment Penalty	$1,099,687.50
Fee Subtotal	$1,099,687.50

Other Amounts	Amount
Fees of Counsel	$4,714.31
Fee Subtotal	$4,714.31

TOTAL PAYOFF AMOUNT	$223,680,433.96

SCHEDULE III
TO TERMINATION AND
RELEASE AGREEMENT

UCC Financing Statements to be Terminated

Debtor	Secured Party	File Number	File Date	File Jurisdiction and Office
Carrizo Oil & Gas, Inc.	Credit Suisse	81491/Vol. 255 Page 1-157	7/25/2005	Brooks County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	6638-S	8/1/2005	Chambers County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	2005-89840	7/25/2005	Denton County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	Vol. 400 Page 591-748/089849	7/22/2005	Duval County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	00111198/Vol. 236 Page 604	7/22/2005	Goliad County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	2005-6068/ Book 1510 Page 610	7/22/2005	Hardin County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	168839/Book 36 Page 609	7/22/2005	Live Oak County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	055658	7/22/2005	Matagorda County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	00563587/Vol. 2348 Page 1267	7/22/2005	Parker County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	00248440/Vol. 1052 Page 461	7/22/2005	Starr County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	200510310	7/22/2005	Victoria County, Texas
Carrizo Oil & Gas, Inc.	Credit Suisse	05-0022876404	7/22/2005	Secretary of State of Texas
CCBM, Inc.	Credit Suisse	5225874 8	7/21/2005	Secretary of State of Delaware